UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 19, 2024

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	PAGP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Senior Unsecured Revolving Credit Agreement

On August 19, 2024, Plains All American Pipeline, L.P. (the “Partnership”) and Plains Midstream Canada ULC (“PMC”), each a wholly-owned subsidiary of Plains GP Holdings, L.P. (“PAGP” or the “Registrant”), entered into that certain Second Amendment to Credit Agreement (the “Revolving Credit Facility Amendment”) amending certain of the terms of their Credit Agreement dated as of August 20, 2021 among the Partnership and PMC, as borrowers, Bank of America, N.A., as administrative agent, and the other lenders party thereto (as amended, the “Revolving Credit Agreement”). Pursuant to the Revolving Credit Facility Amendment, among other things, the Canadian dollar offered rate (CDOR) was replaced with rates based on the Canadian Overnight Repo Rate Average (CORRA), and the requirement that lenders accept Canadian bankers’ acceptances issued by PMC or other designated borrowers was eliminated. In connection with the Revolving Credit Facility Amendment, the Maturity Date of the Revolving Credit Agreement was also extended from August 18, 2028 to August 17, 2029. Terms used in this paragraph but not defined herein have the meanings assigned to them in the Revolving Credit Agreement.

Amendment to Hedged Inventory Credit Agreement

On August 19, 2024, Plains Marketing, L.P. (“PMLP”), a wholly-owned subsidiary of the Partnership, and PMC entered into that certain Second Amendment to Fourth Amended and Restated Credit Agreement (the “Hedged Inventory Facility Amendment” and together with the Revolving Credit Facility Amendment, the “Amendments”) amending certain of the terms of their Fourth Amended and Restated Credit Agreement dated as of August 20, 2021 among PMLP and PMC, as borrowers, the Partnership, as guarantor, Bank of America, N.A., as administrative agent, and the other lenders party thereto (as amended, the “Hedged Inventory Facility”). Pursuant to the Hedged Inventory Facility Amendment, among other things, the Canadian dollar offered rate (CDOR) was replaced with rates based on the Canadian Overnight Repo Rate Average (CORRA), and the requirement that lenders accept Canadian bankers’ acceptances issued by PMC or other designated borrowers was eliminated. In connection with the Hedged Inventory Facility Amendment, the Maturity Date of the Hedged Inventory Facility was also extended from August 18, 2026 to August 18, 2027. Terms used in this paragraph but not defined herein have the meanings assigned to them in the Hedged Inventory Facility.

The above descriptions of the Amendments are qualified in their entirety by the terms of the Revolving Credit Facility Amendment and the Hedged Inventory Facility Amendment, as applicable, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 –	Second Amendment to Credit Agreement dated as of August 19, 2024, among Plains All American Pipeline, L.P. and Plains Midstream Canada ULC, as Borrowers; certain subsidiaries of Plains All American Pipeline, L.P. from time to time party thereto, as Designated Borrowers; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto.

Exhibit 10.2 –	Second Amendment to Fourth Amended and Restated Credit Agreement dated as of August 19, 2024, among Plains Marketing, L.P. and Plains Midstream Canada ULC, as Borrowers; Plains All American Pipeline, L.P., as guarantor; Bank of America, N.A., as Administrative Agent and Swing Line Lender; Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as L/C Issuers; and the other Lenders party thereto.

Exhibit 104 –	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: August 22, 2024	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Al Swanson
		Name:	Al Swanson
		Title:	Executive Vice President